Exhibit 23.1

                                                    SF Partnership, LLP
                                                    Chartered Accountants
                                                    4950 Yonge Street
                                                    Suite 400
                                                    Toronto, ON, Canada
                                                    M2N 6K1
                                                    www.sfgroup.ca
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form 10-SB being filed by Maximum Awards Inc., (the "Company") of our report, dated May 27 and September 3, 2004, with respect to the consolidated balance sheets of Maximum Awards Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss, stockholders' equity (deficiency) and cash flows for the years then ended.


                                                        Yours very truly,



                                                        /s/ SF Partnership, LLP
                                                        -----------------------



Toronto, Canada
November 4, 2004